                                                                   EXHIBIT 99.2


                                    AMENDMENT
                                       TO
                          REGISTRATION RIGHTS AGREEMENT


               THIS AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this "Amendment") is made and entered into as of March 10, 1998 by and among Fred Meyer, Inc., a Delaware corporation ("Fred Meyer"), The Yucaipa Companies, a California general partnership ("Yucaipa"), and each of the other holders of the common stock of the Company executing this Amendment. Capitalized terms used but not otherwise defined herein have the meanings given them in the Agreement (as defined below).

                                    RECITALS

               A. The Company, Yucaipa and certain other holders of the common stock of the Company, par value $0.01 per share (the "Company Common Stock"), entered into that certain Registration Rights Agreement as of September 9, 1997 (the "Agreement") under which the Company granted to Yucaipa and such other holders certain registration rights with respect to the Company Common Stock.

               B. On November 6, 1997, the Company and Food 4 Less Holdings, Inc. ("Food 4 Less") entered into that certain Agreement and Plan of Merger (as amended, the "Merger Agreement") pursuant to which, among other things, (i) Food 4 Less agreed to merge with FFL Acquisition Corp., a wholly-owned subsidiary of the Company (the "Merger") and (ii) the outstanding capital stock of Food 4 Less is to be converted into Company Common Stock. At the time the Merger Agreement was entered into, Yucaipa and certain of its affiliates who hold common stock of Food 4 Less agreed to vote their Food 4 Less shares in favor of the Merger.

               C. Pursuant to Section 5.15(a) of the Merger Agreement, the Company agreed to enter into a Registration Rights Agreement (the "New Agreement") under which the Company is to grant certain registration rights to holders of Company Common Stock acquired pursuant to the Merger Agreement.

               D. Pursuant to Section 5.15(d) of the Merger Agreement, the Company further agreed to amend the Agreement to provide for the shares issuable to Yucaipa and its affiliates pursuant to the Merger Agreement to be "Registrable Securities" for purposes of the Agreement.

                                    AGREEMENT

               In consideration of the foregoing and the mutual covenants herein contained, the parties hereto agree as follows:

               1. Following the Merger, Yucaipa, Ronald W. Burkle, F4L Equity Partners, L.P., FFL Partners, Yucaipa Capital Fund, L.P. and Yucaipa/F4L Partners (collectively, the "Yucaipa Holders") shall be deemed "Holders" and members of the "Yucaipa Group" for all





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purposes under the Agreement, and shall be entitled to all rights and benefits, and shall be subject to all obligations, of the Holders who are members of the Yucaipa Group under the Agreement.

               2. All of the Company Common Stock that will be acquired pursuant to the Merger Agreement by the Yucaipa Holders shall be deemed "Registrable Securities" for all purposes under the Agreement.

               3. The Yucaipa Holders acknowledge and agree that they will have no "piggyback" registration rights under Section 2.2 of the Agreement with respect to any Demand Registration filed pursuant to Section 2.2 of the New Agreement.

               IN WITNESS WHEREOF, the undersigned parties have executed this Amendment as of the 10th day of March, 1998.


                                            THE YUCAIPA COMPANIES


                                            By:   /s/ Ronald W. Burkle
                                               --------------------------------
                                                Ronald W. Burkle
                                                Managing Partner



                                            /s/ Ronald W. Burkle
                                            ------------------------------------
                                            Ronald W. Burkle


                                            F4L EQUITY PARTNERS, L.P.

                                            By:  Yucaipa Capital Advisors, Inc.
                                                 as general partner



                                            By:  /s/ Ronald W. Burkle
                                               --------------------------------
                                                 Ronald W. Burkle
                                                 President




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

                                       FFL PARTNERS



                                       By:  /s/ Ronald W. Burkle
                                            -----------------------------------
                                            Ronald W. Burkle
                                            Managing Partner


                                       YUCAIPA CAPITAL FUND, L.P.

                                       By:  Yucaipa Capital Advisors, Inc.
                                            as general partner



                                            By:  /s/ Ronald W. Burkle
                                                 Ronald W. Burkle
                                                 President


                                       YUCAIPA/F4L PARTNERS

                                       By:  The Yucaipa Companies
                                            -----------------------------------
                                            as general partner



                                            By:  /s/ Ronald W. Burkle
                                                 ------------------------------
                                                 Ronald W. Burkle
                                                 Managing Partner


                                       By:  Yucaipa Capital Fund, L.P.
                                            as general partner

                                            By: Yucaipa Capital Advisors, Inc.
                                                as general partner



                                            By: /s/ Ronald W. Burkle
                                               --------------------------------
                                               Ronald W. Burkle
                                               President






                                        3



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                                       YUCAIPA SSV PARTNERS, L.P.

                                       By:  The Yucaipa Companies
                                            as general partner


                                            By:  /s/ Ronald W. Burkle
                                               --------------------------------
                                                 Ronald W. Burkle
                                                 General Partner


                                       YUCAIPA SMITTY'S PARTNERS, L.P.

                                       By:  The Yucaipa Companies
                                            as general partner



                                            By: /s/ Ronald W. Burkle
                                                -------------------------------
                                                Ronald W. Burkle
                                                General Partner


                                       YUCAIPA SMITTY'S PARTNERS II, L.P.

                                       By: The Yucaipa Companies
                                           as general partner



                                            By: /s/ Ronald W. Burkle
                                                -------------------------------
                                                Ronald W. Burkle
                                                General Partner


                                       YUCAIPA ARIZONA PARTNERS, L.P.

                                            By:  The Yucaipa Companies
                                                 as general partner



                                            By:  /s/ Ronald W. Burkle
                                                -------------------------------
                                                 Ronald W. Burkle
                                                 General Partner



                                             4


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                                       /s/ Jeffrey P. Smith
                                       ----------------------------------------
                                       Jeffrey P. Smith



                                       /s/ Fred L. Smith
                                       ----------------------------------------
                                       Fred L. Smith



                                       /s/ Richard D. Smith
                                       ----------------------------------------
                                       Richard D. Smith


                                       TRUST FOR THE CHILDREN OF JEFFREY P.
                                       SMITH



                                       By:  /s/ Jeffrey P. Smith
                                            -----------------------------------
                                            Jeffrey P. Smith
                                            Trustee


                                       TRUST FOR THE CHILDREN OF FRED L. SMITH



                                       By:  /s/ Fred L. Smith
                                            -----------------------------------
                                            Fred L. Smith
                                            Trustee


                                       TRUST FOR THE CHILDREN OF RICHARD D.
                                       SMITH




                                       By:  /s/ Richard D. Smith
                                            -----------------------------------
                                            Richard D. Smith
                                            Trustee




                                             5



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                                       FRED MEYER, INC.




                                       By:  /s/ David R. Jessick
                                            -----------------------------------
                                            Name:  David R. Jessick
                                            Title: Senior Vice President and
                                                   Chief Financial Officer



















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